UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 29, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Material Definitive Agreement

Effective September 29, 2004, Bally Total Fitness Corporation entered into an amendment (the “Amendment”) to its $100 million securitization facility. The Amendment reduced the minimum Moody’s rating required to be maintained on Bally Total Fitness Holding Corporation’s 9-7/8% senior subordinated notes (the “Senior Subordinated Notes”) from at least Caa1 to at least Caa2. Subsequent to the effectiveness of the Amendment, Moody’s reduced its rating on the Senior Subordinated Notes to Caa2. S&P currently has a rating of CCC+ on the Senior Subordinated Notes. Subject to approval of Bally’s senior bank lenders, under the Amendment the required monthly amortization payments under the facility, scheduled to commence on November 1, 2004, would be increased from $5 million to $8.33 million. If such approval is not obtained, effective November 1, 2004 the minimum rating required to be maintained on the Senior Subordinated Notes will revert to Caa1 by Moody’s and CCC+ by S&P.

As previously announced, Bally has engaged J.P. Morgan Securities Inc. to act as lead arranger of a new $175 million five-year term loan facility to refinance existing debt, including the securitization facility.

The preceding description of the terms of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

c. Exhibits

10.1	Amendment No. 8 to Series 2001-1 Supplement, effective as of September 29, 2004, among H & T Receivable Funding Corporation, as Transferor, JPMorgan Chase Bank, as Trustee, Bally Total Fitness Corporation, as Servicer, and Canadian Imperial Bank of Commerce, as Administrative Agent and as Managing Agent for the CIBC Ownership Group.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: October 5, 2004	/s/ William G. Fanelli

William G. Fanelli
Senior Vice President, Acting Chief Financial Officer